EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

I, M. Kenneth Oshman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Echelon Corporation on Form 10-Q for the fiscal quarter ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Echelon Corporation.

ECHELON CORPORATION

Date: May 7, 2004	By:	/s/ M. Kenneth Oshman

M. Kenneth Oshman, Chairman of the Board and Chief Executive Officer

I, Oliver R. Stanfield, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Echelon Corporation on Form 10-Q for the fiscal quarter ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Echelon Corporation.

ECHELON CORPORATION

Date: May 10, 2004	By:	/s/ Oliver R. Stanfield

Oliver R. Stanfield, Executive Vice President and Chief Financial Officer

* A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Echelon Corporation and will be retained by Echelon Corporation and furnished to the Securities and Exchange Commission or its staff upon request.